UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 12, 2004
                                                          --------------


                   Cognizant Technology Solutions Corporation
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-24429                     13-3728359
--------------------------------------------------------------------------------
      (State or Other       (Commission File Number)        (IRS Employer
       Jurisdiction                                      Identification No.)
     of Incorporation)


500 Glenpointe Centre West
Teaneck, New Jersey                                                    07666
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


                                 (201) 801-0233
                        ---------------------------------
                         (Registrant's telephone number,
                              including area code)



          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     On April 12, 2004, Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company"), issued a press release announcing that its Board of Directors has declared a two-for-one stock split on its capital stock in the form of a stock dividend, subject to stockholder approval of an increase in the Company's capital stock authorization at its upcoming Annual Meeting of Stockholders scheduled to be held on May 26, 2004. Subject to such approval, stockholders of record as of May 27, 2004 will be entitled to one additional share of its Class A Common Stock, $0.01 par value (the "Class A Common Stock"), for each share held on the record date. The stock dividend distribution is expected to occur on or about June 17, 2004 and it is anticipated that the Class A Common Stock will begin trading on a post-split basis the business day following the distribution date.

     The foregoing statements are qualified in their entirety by the Company's press release, a complete copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits.

         Exhibit No.     Description
         -----------     -----------

           99.1 Press Release of Cognizant Technology Solutions Corporation, dated April 12, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    COGNIZANT TECHNOLOGY
                                    SOLUTIONS CORPORATION


                                    By: /s/ Gordon Coburn
                                       -------------------------------------
                                       Name: Gordon Coburn
                                       Title:Executive Vice President, Chief
                                       Financial Officer, Treasurer and
                                       Secretary


Date:  April 13, 2004